Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-65711), Form S-4 (No. No. 333-01857), and Form S-8 (Nos. 333-67800, 333-50084, 333-33101, 333-00177, 333-00179, 333-68683, 333-19863, 333-82475, 333-70983, and 333-119681) of Service Corporation International of our report dated March 31, 2005, except for the current period restatement described in Note two to the consolidated financial statements (and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting), as to which the date is October 27, 2005, and except for the restatement described in Note three on the financial statement schedule, as to which the date is April 7, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A (Amendment No. 2).
PricewaterhouseCoopers LLP
Houston, Texas
October 27, 2005